Exhibit 99.1

Company Contacts:	Investor Relations:
Roger Ward	Ron Both
V.P. of Marketing & Investor Relations	Managing Director
American Defense Systems, Inc.	Liolios Group, Inc.
Tel 516-390-5300, x326	Tel 949-574-3860
rward@adsiarmor.com	info@liolios.com

American Defense Systems Reports Record Third Quarter 2008 Financial Results

Record Revenues of $13.5 million, up 80% from Q3 2007

HICKSVILLE, N.Y. — November 10, 2008 —  American Defense Systems, Inc. (ADSI) (AMEX: EAG), a leading provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, reported financial results for the third quarter ended September 30, 2008.

Q3 2008 Highlights

•  Revenues total a record $13.5 million, up 80% vs. Q3 2007

•  Contract Backlog reached a record $55 million at the end of the quarter

•  ADSI named as a Tier 1 supplier by OshKosh Corporation

Financial Results for Q3 2008

Revenues for the third quarter of 2008 were a record $13.5 million, an increase of 48% from $9.1 million in the previous quarter and an increase of 80% from the $7.5 million in the same period in 2007. This brought revenues for the first nine months of 2008 to total $32.1 million, an increase of 33% from the $24.1 million reported for the first nine months of 2007.

Contract backlog as of September 30, 2008 totaled $55 million, up 22% from $45 million at the end of the previous quarter and up 31 % from $42  million  as of September 2007.

Gross margin as a percentage of revenue for the third quarter was 32.6%, as compared to 31.0% in the previous quarter and 39.4% for the third quarter of 2007.

Net income in accordance with Generally Accepted Accounting Principles (GAAP) for the third quarter was a loss $500,000 or $0.01 per basic and diluted share, compared to a GAAP net income for the third quarter 2007 of $256,000, or $0.01 per basic and diluted share.

Q3 2008 Operational Highlights

ADSI advanced development in a number of areas during the third quarter of 2008, including:

•         ADSI was selected to provide ballistic window prototypes that incorporate thin film coatings from Genvac Aerospace that prevent condensation in cold climates and reduce glare. The windows are planned to be delivered to the Australian Navy according to a contract between Genvac and BAE Systems Australia.

•         Received two contract modifications for armor and field services with a combined value of more than $1 million under its existing U.S. Army TACOM contracts.

•         Named by OshKosh Corporation as a Tier 1 supplier of transparent armor for the Interim High Mobility Engineering Excavator vehicles supplied to the United States Army via Tank and Automotive Armament Command (TACOM), and has submitted initial order.

Management Commentary

“This was another quarter of solid performance,” said Anthony J. Piscitelli, chairman and CEO of American Defense Systems, “which brought our revenues to record levels and a return to positive income from operations that exceeded last year’s third quarter. We plan to continue to strengthen and expand our portfolio of complementary military and homeland defense offerings, both organically and potentially through  acquisitions, as well as develop methods to reduce our production costs.”

“I have a very positive outlook on our non-military business prospects,” said Piscitelli, “and we are particularly proud that our transparent barrier defense products were used to protect President-Elect Barack Obama during his election win speech in Chicago. We expect our newest division, American Physical Security Group, to produce $5 million to $6 million in revenue in 2008, which has contributed our record backlog of $55 million.”

Financial Guidance

Based on current business conditions and expectations, ADSI expects to end fiscal 2008 with revenues of approximately $41.0 million, as compared to revenue of $36.5 million in fiscal 2007. The company expects fiscal 2009 to improve substantially over 2008 and operate profitably, and plans to provide a more detailed outlook for 2009 in an press announcement at a later date.

Conference Call and Webcast

The company will hold a conference call today at 5:00 p.m. Eastern time to discuss the quarter. Members of ADSI’s executive management team will host the presentation, followed by a question and answer period.

Date: Monday, November 10, 2008

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

Dial-In Number: 1-800-894-5910

International: 1-785-424-1052

Conference ID#: 7DEFENSE

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s Web site at www.adsiarmor.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day and until December 10, 2008:

Toll-free replay number: 1-800-283-7928

International replay number: 1-402-220-0866

(No passcode required)

About American Defense Systems, Inc.

American Defense Systems, Inc. (“ADSI”) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry. For more information, visit the ADSI corporate Web site at www.adsiarmor.com.

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular. Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its most recent registration statement on Form 10. Statements in this press release should be evaluated in light of these important factors.

American Defense Systems, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Contract revenues earned	$13,495,301	$7,532,646	$32,051,499	$24,100,012

Cost of revenues earned	9,101,568	4,593,085	20,870,141	14,205,381

Gross profit	4,393,733	2,939,561	11,181,358	9,894,631

Operating expenses
Research and development expense	170,784	183,184	539,936	418,809
Marketing expense	688,024	381,893	2,047,591	1,661,576
General and administrative expense	1,999,335	998,927	4,655,742	2,532,112
General and administrative salaries expense	967,152	885,840	3,221,803	2,245,458
Depreciation	266,434	102,733	548,869	277,712
Settlement of litigation	—	92,863	57,377	178,450
Loss on disposal of fixed assets	—	—	—	—
Total operating expenses	4,091,729	2,645,440	11,071,318	7,314,117

Income (loss) from operations	302,004	294,121	110,040	2,580,514

Other income and (expense):

Gain on adjustment of fair value Series A convertible preferred stock classified as a liability	126,228	—	1,302,722	—
Gain on investor warrant liability	52,001	—	1,365,844	—
Other income (expense)	(332,353)	35,167	(335,776)	1,780
Interest expense	(272,730)	(43,678)	(582,897)	(47,394)
Interest income	24,152	26,329	114,233	91,871
Total other income (expense)	(402,702)	17,818	1,864,126	46,257
Net income before income taxes	(100,698)	311,939	1,974,166	2,626,771

Provision for income taxes	—	537,388	—	537,388

Net income (loss)	$(100,698)	$(225,449)	$1,974,166	$2,089,383

Preferred stock dividend payable	(399,000)	—	(800,252)	—

Net income (loss) allocated to common stock shareholders	(499,698)	(225,449)	1,173,914	2,089,383

Net income (loss) per share – basic and diluted	$(0.01)	$(0.01)	$0.03	$0.06
Weighted average number of shares outstanding during the year – basic and diluted	39,442,800	37,300,000	39,442,800	37,300,000

American Defense Systems, Inc. and Subsidiaries

Consolidated Balance Sheet

(Unaudited)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$3,660,087	$1,479,886
Accounts receivable, net	8,508,334	6,711,161
Inventory	1,305,271	737,458
Prepaid expenses and other current assets	4,445,986	1,856,236
Deferred tax asset	4,136,982	4,136,982
Costs in excess of billings on uncompleted contracts	7,629,475	5,011,974
Deposits	433,496	608,020
Total current assets	30,119,631	20,541,718
Property and equipment, net	3,417,910	1,194,676
Deferred financing costs	1,668,450	—
Goodwill	1,950,000	1,680,361
Advances for future acquisitions	214,427	138,000
Total assets	$37,370,418	$23,554,754
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,179,320	$4,381,930
Accrued payroll	527,044	205,230
Accrued expenses	371,338	599,258
Due to Tactical Applications Group	125,000	1,012,741
Deferred tax liability	3,427,657	3,965,150
Short term notes payable	130,232	64,947
Total current liabilities	9,760,591	10,229,256

Long term notes payable	—	27,670
Mandatorily redeemable Series A Convertible Preferred Stock (cumulative). 5,000,000 shares authorized, 15,000 shares issued and outstanding	12,444,850	—

Investor warrant liability	213,603	—

Total liabilities	22,419,044	10,256,926

Stockholders’ equity:	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 39,483,202 and 38,957,950 shares issued and outstanding as of September 30, 2008 and December 31, 2007	49,073	48,379
Additional paid-in capital	10,744,369	10,265,432
Retained earnings	4,157,932	2,984,017
Total stockholders’ equity	14,951,374	13,297,828
Total liabilities and stockholders’ equity	$37,370,418	$23,554,754